z INVESTOR PRESENTATION Data as of or for the period ended June 30, 2025 unless otherwise noted

Forward-Looking Statements 2 This presentation may contain forward-looking statements with respect to Fulton Financial Corporation's (the "Corporation“ or “Fulton”) financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. Management’s "2025 Operating Guidance" contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarters ending March 31, 2025 and June 30, 2025 and other periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation’s website (www.fultonbank.com) and on the SEC’s website (www.sec.gov). The Corporation uses certain financial measures in this presentation that have been derived by methods other than generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation.

• More than $32 billion in assets, 200 financial centers, 200 commercial sales professionals, 100 mortgage loan officers, and 3,300 team members operating in a customer-dense Mid-Atlantic market(1) • Solid market share with opportunity to grow(2) o 15 counties in which we have a top five deposit market share; represents 54% of total deposits o 40 counties in which we do not have a top five deposit market share; represents 46% of total deposits o Serving a market in which 11% of the U.S. population resides • Market Capitalization of ~$3.4 billion(3) • Current valuation(3) of 10.8x last twelve months diluted earnings per share (“EPS”) of $1.71, and 1.3x tangible book value(4) • Steady increase in shareholder value with a five-year compound annual growth rate (“CAGR”) in tangible book value per share, excluding accumulated other comprehensive income (“AOCI”) (4), of 7.1% • Ten-year CAGR in common dividends of 7.2% • 3.89% dividend yield(5) • $116 million remaining of a $125 million share repurchase authorization(6) 3 A Growing & Well-Positioned Franchise (1) As of June 30, 2025. (2) Data as of June 30, 2024 per S&P Capital IQ; FDIC Summary of Deposits. (3) Based on shares outstanding of 182 million and closing price of $18.51 as of August 15, 2025. (4) As of June 30, 2025, tangible book value per share was $13.78. Tangible book value per share is a non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on slides titled “Non-GAAP Reconciliation” at the end of this presentation. (5) Based on current quarterly common dividend of $0.18 per share and closing stock price of $18.51 per share as of August 15, 2025. (6) Authorization expires December 31, 2025. Up to $25 million of this authorization may be used to repurchase the Corporation’s preferred stock and/or 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030.

Fulton is Geographically Diversified with Top Share in Key Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation (2024)				Markets by MSA (2024)				
	Market Rank	Branches #	Total Deposits ($000)	Total Deposit Market Share (%)	Branches #	Total Deposits ($000)	Median Household Income ($)	5 yr Cumulative Projected Household Income Growth	5 yr Cumulative Projected Population Growth
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	10	89	8,266,903	1.35	1,403	611,069,124	85,735	8.0%	1.3%
Lancaster, PA	1	20	5,022,542	29.39	151	17,089,823	81,945	10.5%	2.1%
Allentown-Bethlehem-Easton, PA-NJ	4	16	1,951,571	8.82	188	22,118,493	78,832	9.0%	2.2%
New York-Newark-Jersey City, NY-NJ	100	19	1,768,525	0.05	4,318	3,660,415,135	92,406	6.8%	0.4%
York-Hanover, PA	3	10	1,242,768	12.69	100	9,796,109	78,869	9.3%	2.3%
Baltimore-Columbia-Towson, MD	11	15	1,153,414	1.18	538	97,924,399	93,736	7.8%	1.3%
Lebanon, PA	1	6	1,088,621	35.84	32	3,037,352	78,708	12.7%	2.2%
Harrisburg-Carlisle, PA	7	8	818,218	4.24	146	19,304,433	79,115	9.2%	3.4%
Reading, PA	7	7	794,356	3.84	89	20,696,076	73,972	8.6%	1.7%
Hagerstown-Martinsburg, MD-WV	3	6	611,999	10.97	71	5,579,324	72,092	10.4%	4.5%
Top 10 Fulton Financial Corporation MSAs [(1)]		***196***	***22,718,917***	***0.51***	***7,036***	***4,467,030,268***	***78,992***	***7.1%***	***0.6%***
Total Franchise		***235***	***25,761,661***	***0.51***		***5,023,593,164***	***78,708***	***6.9%***	***0.7%***
Nationwide							***73,874***	***10.1%***	***2.4%***

__Note:__ Data as of June 30, 2024 per S&P Capital IQ; FDIC Summary of Deposits.

(1) Median Household ("HH") Income; 2024 – 2029 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

4

FULTON FINANCIAL CORPORATION

Robust and Scalable Product Suite Well positioned to compete in and serve our market • Significant technology spend over the past five years o New commercial origination system, new mortgage origination system, new mortgage loan servicing system, new consumer origination system, new customer relationship management system o Focus on digital enablement as a driver of growth, efficiency and service 5

6 We Do What Is Right Corporate Social Responsibility (CSR) • Our most recent Corporate Social Responsibility Report with key metrics is available at www.fultonbank.com/About-Fulton-Bank. • Integrity is fundamental to governance at Fulton. The Corporation’s established Board governance and oversight support management’s efforts to build maturity and capability that drives impact. • The Climate Impact Working Group underscores the Corporation’s commitment to progressing its understanding of, and reporting on, climate-related risks and activities. READ THE REPORT Protecting the Environment Changing Lives for the Better Corporate Governance Environment The Corporation is committed to practicing environmental stewardship in its everyday operations Operational measures like waste reduction and smart energy use, as well as financing sustainable projects, are core to these efforts Governance Core values and guiding behavior lead the Corporation to demonstrate the highest professional and ethical standards in all business activities The Corporation operates under a robust board- and management-level enterprise risk management structure Employees The Corporation is committed to creating a workforce culture that is welcoming, engaging and inclusive Customers Fulton Bank has a proven track record of fair and responsible banking – rated “Outstanding” for Community Reinvestment Act performance Community Employees live and work in the communities we serve and want to see these communities thrive. Through the Fulton Forward® initiative, the Corporation gives back by paying it forward 6

A Balanced Business Model Delivering Strong Returns • Non-interest income as a percentage of revenue of approximately 20% • Wealth management accounts for approximately 1/3 of total non-interest income, delivering an 11% 5-year CAGR, AUM/AUA(1) of $16.3 billion and over 80% in recurring income • Commercial banking businesses representing approximately 1/3 of total fee income • Fulton Mortgage Company caters to the new home purchase business with the ability to leverage refinance activity into gain on sale revenue 7 • A full-service commercial bank with robust treasury services, payment technology solutions, wealth management & trust and full-service mortgage company • Ongoing investment in technology, digitally enabling a growing customer base • Serving a diversified, dense and economically stable market • Room to grow in markets that we know and continue to penetrate both organically and inorganically • Organic growth strategy supplemented by inorganic, in-market opportunities • Low commercial real estate (“CRE”) concentration compared to peers (2) • Reduced financial center infrastructure over the last ten years, driving average deposits per financial center over $100 million per financial center • Completed $5.2 billion Republic First Bank (“Republic”) transaction in 2024, $1.2 billion acquisition in 2022 and acquired five wealth management firms since 2018 • Operates in a target rich market with over 40 in-market banking institutions that fit our mergers and acquisitions criteria and strategy • 2Q25 operating diluted EPS of $0.55(3) • Operating return on average assets (“ROAA”) of 1.30% (3) in 2Q25, up compared to 1.25%(3) in 1Q25 • 2Q25 operating return on average tangible common shareholders equity (“ROAE”) of 16.26% (3), an increase compared to 15.95%(3) in 1Q25 • Efficiency ratio of 57.1%(3) and 56.7%(3) in 2Q25 and 1Q25, respectively • 2Q25 net charge-offs to average loans (annualized) of 20 basis points; allowance for credit losses (“ACL”) to loans of 1.57% in addition to on-balance sheet purchase accounting marks Source: Management reporting and internal financials at June 30, 2025. (1) AUM/AUA defined as assets under management and assets under administration. (2) For a list of peers please see page 36 of the Corporation’s proxy statement dated April 1, 2025. (3) Non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on slides titled “Non -GAAP Reconciliation” at the end of this presentation. Premier Franchise that Provides Expanding and Innovative Solutions Robust Combination of Diversified Business Lines and Fee Income Businesses Dynamic Growth Strategy Blending an Organic Engine with Inorganic Opportunities Attractive Risk- Adjusted Profitability and Returns

8 Second Quarter 2025 Financial Highlights (1) Non-GAAP financial measures. Please refer to the calculation and management’s reason for using this measure on the slide titled “Non -GAAP Reconciliation” at the end of this presentation. Productivity: • Disciplined & Profitable Growth • Strong Operating Profitability Metrics • Record Operating Net Income Available to Common Shareholders of $100.6 million or $0.55 per Diluted Share Focus: • Benefits Realization from Strategic Initiatives • Solid Balance Sheet & Liquidity • Ongoing Commitment to Organizational Efficiency 2Q25 1Q25 2Q25 1Q25 Net Income Available to Common Shareholders (dollars in millions) $96.6 $90.4 $100.6 $95.5 Return on Average Assets (annualized) 1.25% 1.18% 1.30% 1.25% Return on Average Tangible Common Equity (annualized; non-GAAP) -- -- 16.26% 15.95% Efficiency Ratio (non-GAAP) -- -- 57.1% 56.7% Non-Interest Expense / Average Assets (annualized) 2.42% 2.40% 2.36% 2.32% Diluted Earnings Per Share $0.53 $0.49 $0.55 $0.52 Pre-Provision Net Revenue ("PPNR") (dollars in millions; non-GAAP) -- -- $136.3 $135.3 PPNR / Average Assets (annualized; non-GAAP) -- -- 1.72% 1.72% GAAP Reported Operating (1)

9 2025 Operating Guidance (1) NII is on a non-FTE basis. (2) Excludes non-operating expenses and core deposit intangible (“CDI”) amortization. Income Statement Line Item Expected Range Outlook $1.005 - $1.025 billion Incorporates federal funds target rate cuts of 25 basis points ("bps") in September and 25 bps in December; reflects low single-digit interest earning asset growth [ FTE Adjustment for net interest margin ("NIM") calculation ] [ ~$17 million annualized ] Provision for Credit Losses $50 - $70 million Range reflects actual performance to date and low single-digit loan growth Non-Interest Income $265 - $280 million Range assumes consistent market activity and two rate cuts as outlined above Non-Interest Expense (Operating) (2) $750 - $765 million Range represents low single-digit increase to 2024 non-interest expense of $752 million Non-Operating Assumptions: [ 2025 CDI expense ] [ $22.5 million ] [ Non-Operating Expenses ] [ $10 million ] Effective Tax Rate: 18.5% - 19.5% Based on expected range Non-fully taxable equivalent ("FTE") Net Interest Income ("NII") (1)

Deposit Portfolio That Is Granular, Tenured and Diversified With Significant Liquidity Coverage 10 (1) As of June 30, 2025. Estimated uninsured deposits net of collateralized municipal deposits and inter-company deposits. For the calculation of the coverage of net estimated uninsured deposits, please refer to slide 20. (2) Deposit balances are ending balances. Deposit Mix By Customer (June 30, 2025) Deposit Portfolio Highlights(1) 881,632 deposit accounts $30,099 average account balance ~9 year average account age 24% net estimated uninsured deposits 270% coverage of net estimated uninsured deposits Deposit Mix By Product(2) (dollars in millions)

11 A Diversified Loan Portfolio with Growth in Multiple Categories • The loan portfolio has grown $7.1 billion since 2019 • A balanced loan mix enhanced by: • adjustable-rate mortgage growth in 2022 and 2023 outpacing other categories • 1/3 of the loan portfolio acquired in the Republic transaction were residential mortgages • Commercial mortgages remaining a stable percentage of the mix with C&I growing at a slightly slower pace (dollars in billions) Note: Loan portfolio composition is based on ending balances for the periods ended December 31, 2019 to June 30, 2025. The C&I category includes Paycheck Protection Program loan growth and forgiveness during the 2020 – 2025 timeframe. The Construction category includes residential and commercial construction loans.

A Balance Sheet That Maintains Flexibility 12 (1) Time deposits include brokered certificates of deposit (“CDs”). Time deposits provide gradual tailwind in current environment Deposit Mix by Product Type(1) (June 30, 2025) Loan Mix by Rate Type (June 30, 2025) The majority of adjustable-rate loans reprice beyond two years Loans by Rate Type Balance (dollars in millions) Weighted Average Contractual Repricing Date (years) Variable $10,082 0.06 Fixed 8,215 N/A Adjustable 5,715 4.33 Time Deposit Maturities (next twelve months) Balance (dollars in millions) Average Cost (%) 3rd Quarter 2025 $1,817 4.19% 4th Quarter 2025 1,453 3.96% 1st Quarter 2026 684 3.56% 2nd Quarter 2026 553 3.38% Total $4,507 3.92%

Strategic Actions Moving Balance Sheet to a Neutral Interest Rate Risk Profile and Enhanced Earnings and Profitability Profile • Focus on profitable loan growth with wider spreads over time • Build-out of a business banking initiative will drive customer growth over time • Republic transaction moved the balance sheet and interest rate risk position to a more neutral profile • Realizing benefits in efficiency and profitability 13 • Disciplined management of the balance sheet with emphasis on risk, liquidity and growth • A dynamic approach to deposit pricing to foster liquidity and funding flexibility • Continuing to add on-balance sheet liquidity as well as contingent liquidity options • Maintain $1.95 billion of interest rate collars • Hold $2.45 billion in interest rate swaps (in addition to cashless collars), benefiting the interest rate risk profile • Proactive deposit pricing actions taken during and subsequent to the Federal Reserve’s 100 basis points in rate cuts in late 2024, with continued product-level focus and execution plan in place in 2025 • Continue to realize repricing opportunities in the time deposit portfolio • Strong balance sheet, low loan-to-deposit ratio and solid funding provides balance sheet flexibility • Leverage a five-state footprint to manage and drive profitable loan and deposit growth Strong market position and opportunity moving forward Prudent and measured approach to balance sheet management Focus on core business and strategic growth

Net Interest Income 14 (1) Net interest income on a non-FTE basis using a 21% federal tax rate and statutory interest expense disallowances. • NIM was 3.47% in the second quarter of 2025, increasing four basis points compared to the first quarter of 2025. A decline in the total cost of funds benefited NIM during the quarter. • Loan yield of 5.86% was flat during the second quarter of 2025 compared to the first quarter of 2025. • Total cost of deposits was 1.98% for the second quarter of 2025, a decrease of five basis points compared to the first quarter of 2025. 2Q25 Highlights Net Interest Income(1) & NIM Average Deposits and Borrowings & Other and Cost of Funds Average Interest-Earning Assets & Yields (dollars in millions) (dollars in billions) (dollars in billions)

Non-Interest Income Remains a Key Revenue Source at Over 20% of Revenue 15 2Q25 Highlights • Linked quarter increase of $1.9 million • Commercial banking income increased due to activity in merchant and card fee income, cash management fee income and capital markets revenue • Consumer revenue increased primarily due to customer activity • Strong wealth management revenue due to organic growth (dollars in thousands) 2Q25 1Q25 4Q24 3Q24 1Q25 Commercial banking $23,431 $21,329 $22,454 $22,289 $2,102 Wealth management 22,281 21,785 22,002 21,596 496 Consumer banking 14,528 13,068 14,309 14,928 1,460 Mortgage banking 3,991 3,138 3,759 3,142 853 Gain on acquisition, net of tax - - (2,689) (7,706) - Other 4,917 7,914 6,089 5,425 (2,997) Non-interest income before investment securities gains (losses) $69,148 $67,234 $65,924 $59,674 $1,914 Investment securities gains (losses), net - (2) - (1) 2 Total Non-interest Income $69,148 $67,232 $65,924 $59,673 $1,916 Change Since

Reductions in Non-Interest Expense Drive Earnings

(dollars in thousands)	2Q25	1Q25	4Q24	3Q24	Change Since 1Q25
Salaries and employee benefits	$107,123	$103,526	$107,886	$118,824	$3,597
Data processing and software	18,262	18,599	19,550	20,314	(337)
Net occupancy	16,410	18,207	16,417	18,999	(1,797)
Other outside services	12,009	11,837	14,531	15,839	172
Intangible amortization	5,460	6,269	6,282	6,287	(809)
FDIC insurance	4,951	5,597	5,921	5,109	(646)
Equipment	4,100	4,150	4,388	4,860	(50)
Professional fees	2,163	(1,078)	3,387	2,811	3,241
Acquisition-related expenses	-	380	9,637	14,195	(380)
Other	22,333	21,973	28,616	18,851	360
Total non-interest expense	**$192,811**	**$189,460**	**$216,615**	**$226,089**	**$3,351**
Non-GAAP adjustments:					
Less: Intangible amortization	(5,460)	(6,269)	(6,282)	(6,287)	809
Less: Acquisition-related expenses		(380)	(9,637)	(14,195)	380
Less: FDIC special assessment		-	-	16	-
Less: FultonFirst implementation and asset disposals	270	47	(10,001)	(9,385)	223
Operating non-interest expense(1)	**$187,621**	**$182,858**	**$190,695**	**$196,238**	**$4,763**

2Q25 Highlights

- Operating non-interest expense up $4.8 million on a linked-quarter basis
- Salaries and employee benefits expense increased primarily due to annual merit increases, one additional calendar day in the second quarter and an increase in incentive compensation expense
- Increase in professional fees was largely driven by a recovery of previously incurred fees in 1Q25
- Negligible FultonFirst implementation costs in 2Q25, with up to $10 million projected for the remainder of 2025

(1) Non-GAAP financial measure. Please refer to the calculation and management's reason for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

16

FULTON FINANCIAL CORPORATION

Solid Asset Quality Trends Through Many Cycles 17 Sources: Top 100 Commercial Banks and All Commercial Banks - Board of Governors of the Federal Reserve System (Top 100 Commercial Banks are the 100 largest banks based on consolidated assets); Fulton historical data – S&P Capital IQ. Delinquency rates are non-seasonally adjusted and determined based on loans and leases past due 30 days or more and non-accrual loans. Charge-off rates are non-seasonally adjusted and are net of recoveries.

Asset Quality (1) The ACL relates specifically to “Loans, net of unearned income” and does not include reserves related to off-balance sheet credit exposures. 18 Provision for Credit Losses Non-Performing Assets (“NPAs”) & NPAs to Assets Net Charge-offs (“NCOs”) and NCOs to Average Loans ACL(1) to NPLs & Loans

19 Accelerating Internal Capital Generation Enhancing Capital Ratios • Expanding regulatory capital ratios provide increasing operational and strategic flexibility • Tangible capital increased linked quarter by $60 million, net of share repurchases (1) • AOCI ended the quarter at ($272) million • Current common dividend of $0.18 has doubled in the past 10 years • $116 million remaining share repurchase authorization in place through December 31, 2025(2) (1) Non-GAAP financial measure. Please refer to the calculation and management’s reason for using this measure on the slide titled “ Non-GAAP Reconciliation” at the end of this presentation. (2) Up to $25 million of this authorization may be used to repurchase the Corporation’s preferred stock and/or 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030. (3) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 L everage which is the well-capitalized minimum. (3) (as of June 30, 2025, dollars in millions)

Available Liquidity June 30, 2025 Cash On-Hand(1) 484$ Federal Reserve Capacity 3,929 Total Available @ Federal Reserve 3,929$ FHLB Borrowing Capacity 11,229 Advances(2) (816) Letters of Credit (4,133) Total Available @ FHLB 6,280$ Total Committed Liquidity 10,209$ Fed Funds Lines 2,576 Outstanding Net Fed Funds - Total Fed Funds Lines Available 2,576$ Brokered Deposit Capacity(3) 4,167 Brokered & Wholesale Deposits (817) Total Brokered Deposit Availability 3,350$ Total Uncommitted Available Liquidity 5,926$ Total Available Liquidity 16,619$ Estimated Uninsured Deposits June 30, 2025 Total Deposits 26,138$ Estimated Uninsured Deposits 9,242$ Estimated Uninsured Deposits to Total Deposits 35% Estimated Uninsured Deposits 9,242$ Less: Collateralized Municipal Deposits (3,080) Net Estimated Uninsured Deposits(4) 6,162$ Net Estimated Uninsured Deposits to Total Deposits 24% Committed Liquidity to Net Estimated Uninsured Deposits 166% Available Liquidity to Net Estimated Uninsured Deposits 270% 20 (1) Includes cash at the FHLB and Federal Reserve and vault cash for liquidity purposes only. (2) Includes accrued interest, fees, and other adjustments. (3) Brokered deposit availability is based upon internal policy limit. (4) Net estimated uninsured deposits are net of collateralized municipal deposits and inter-company deposits. A Healthy Committed Liquidity Profile with Significant Coverage • Robust liquidity profile with additional capacity at the Federal Reserve, FHLB and other available funding sources • Total available liquidity significantly exceeds net estimated uninsured deposits • On balance sheet liquidity remains a focus (dollars in millions) (dollars in millions)

APPENDIX

22 The Loan Portfolio Remains Diversified and Granular With Low Office Concentration at 3% of Total Loans (1) LTV as of most recent appraisal. (2) Metropolitan Statistical Areas or “MSA” titled in short name for presentation purposes. Geographically Diverse by MSA(2)Maturing Over Time Total Loan Portfolio (June 30, 2025) Office Only Profile Total Office Loan Commitments: $803 million Total Office Loans Outstanding: $757 million Average Loan Size: $2.2 million Weighted Average loan-to-value(1) ("LTV"): 63% Weighted Average Debt Service Coverage Ratio ("DSCR"): 1.36x Class A: 34% Class B: 31% Class C: 9% Not Classified: 26%

23 Multi-Family Loans Represent 8% of the Total Loan Portfolio With a Small Average Loan Size, Low LTV and Solid Debt Service Coverage (1) LTV as of most recent appraisal. (2) MSAs titled in short name for presentation purposes. Diversified by Geographical MSA(2) Total Loan Portfolio (June 30, 2025) Multi-Family Profile Maturing Over Time Total Multi-Family Loan Commitments: $2.2 billion Total Multi-Family Loans Outstanding: $1.9 billion Average Loan Size: $3.3 million Weighted Average LTV(1): 61% Weighted Average DSCR: 1.32x Class A: 48% Class B: 16% Class C: 6% Not Classified: 30%

Fulton’s Non-Owner-Occupied Commercial Mortgage(1) Portfolio is Well Diversified within the Industries Served 24 (1) Non-owner-occupied commercial mortgage of $5.3 billion represents 55% of the $9.7 billion total commercial mortgage portfoli o.

(1) Non-GAAP financial measure. Please refer to the calculation and management’s reason for using this measure on the slides tit led “Non-GAAP Reconciliation” at the end of this presentation. 2Q25 Income Statement Summary 25 2Q25 1Q25 Linked-Quarter Change Net interest income $254,921 $251,187 $3,734 Provision for credit losses 8,607 13,898 (5,291) Non-interest income before investment securities gains (losses) 69,148 67,234 1,914 Securities gains (losses) - (2) 2 Non-interest expense 192,811 189,460 3,351 Income before income taxes 122,651 115,061 7,590 Income taxes 23,453 22,074 1,379 Net income 99,198 92,987 6,211 Preferred stock dividends (2,562) (2,562) - Net income available to common shareholders $96,636 $90,425 $6,211 Net income available to common shareholders, per share (diluted) $0.53 $0.49 $0.04 Operating net income available to common shareholders, per share (diluted)(1) $0.55 $0.52 $0.03 Return on average assets ("ROAA") 1.25% 1.18% 0.07% Operating ROAA(1) 1.30% 1.25% 0.05% Return on average common shareholders' equity ("ROAE") 12.46% 11.98% 0.48% Operating ROAE (tangible)(1) 16.26% 15.95% 0.31% Efficiency ratio(1) 57.1% 56.7% 0.4% (dollars in thousands, except per-share data)

Non-GAAP Reconciliation 26 Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Operating net income available to common shareholders Net income available to common shareholders 96,636$ 90,425$ Less: Other revenue (9) (122) Plus: Core deposit intangible amortization 5,346 6,155 Plus: Acquisition-related expense - 380 Plus: FultonFirst implementation and asset disposals (270) (47) Less: Tax impact of adjustments (1,064) (1,337) Operating net income available to common shareholders (numerator) 100,639$ 95,454$ Weighted average shares (diluted) (denominator) 183,813 184,077 Operating net income available to common shareholder, per share (diluted) 0.55$ 0.52$

Non-GAAP Reconciliation 27 Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Operating return on average assets Net income 99,198$ 92,987$ Less: Other revenue (9) (122) Plus: Core deposit intangible amortization 5,346 6,155 Plus: Acquisition-related expense - 380 Plus: FultonFirst implementation and asset disposals (270) (47) Less: Tax impact of adjustments (1,064) (1,337) Operating net income (numerator) 103,201$ 98,016$ Total average assets 31,901,574$ 31,971,601$ Less: Average net core deposit intangible (71,282) (77,039) Total Operating average assets (denominator) 31,830,292$ 31,894,562$ Operating return on average assets (1) 1.30% 1.25% (1) Annualized.

28 Non-GAAP Reconciliation Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Operating return on average common shareholders' equity (tangible) Net income available to common shareholders 96,636$ 90,425$ Less: Other revenue (9) (122) Plus: Intangible amortization 5,460 6,269 Plus: Acquisition-related expense - 380 Plus: FultonFirst implementation and asset disposals (270) (47) Less: Tax impact of adjustments (1,088) (1,361) Adjusted net income available to common shareholders (numerator) 100,729$ 95,544$ Average Shareholders' equity 3,304,015$ 3,254,125$ Less: Average goodwill and intangible assets (626,383) (632,254) Less: Average preferred stock (192,878) (192,878) Average tangible common shareholders' equity (denominator) 2,484,754$ 2,428,993$ Operating return on average common shareholders' equity (tangible) (1) 16.26% 15.95% (1) Annualized.

Non-GAAP Reconciliation 29 Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Operating non-interest expense to total average assets Non-interest expense 192,811$ 189,460$ Less: Intangible amortization (5,460) (6,269) Less: Acquisition-related expense - (380) Less: FultonFirst implementation and asset disposals 270 47 Operating non-interest expense (numerator) 187,621$ 182,858$ Total average assets (denominator) $31,901,574 $31,971,601 Operating non-interest expense to total average assets (1) 2.36% 2.32% (1) Annualized.

30 Non-GAAP Reconciliation Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Pre-provision net revenue to average assets Plus: Net interest income 254,921$ 251,187$ Plus: Non-interest income 69,148 67,232 Less: Non-interest expense (192,811) (189,460) Less: Other revenue (9) (122) Plus: Core deposit intangible amortization 5,346 6,155 Plus: Acquisition-related expense - 380 Plus: FultonFirst implementation and asset disposals (270) (47) Pre-provision net revenue (numerator) 136,325$ 135,325$ Total average assets $31,901,574 $31,971,601 Less: Average net core deposit intangible (71,282) (77,039) Average assets (denominator) 31,830,292$ 31,894,562$ Pre-provision net revenue to average assets (1) 1.72% 1.72% (1) Annualized.

31 Non-GAAP Reconciliation Three months ended (dollars in thousands) Jun 30 Mar 31 2025 2025 Efficiency ratio Non-interest expense 192,811$ 189,460$ Less: Acquisition-related expense - (380) Less: FultonFirst implementation and asset disposals 270 47 Less: Intangible amortization (5,460) (6,269) Operating non-interest expense (numerator) 187,621$ 182,858$ Net interest income 254,921$ 251,187$ Tax equivalent adjustment 4,389 4,340 Plus: Total non-interest income 69,148 67,232 Less: Other revenue (9) (122) Plus: Investment securities (gains) losses, net - 2 Total revenue (denominator) 328,449$ 322,639$ Efficiency ratio 57.1% 56.7%

Non-GAAP Reconciliation 32 (dollars in thousands, except per share data) Jun 30 Jun 30 2025 2020 Tangible book value per share Shareholders' equity 3,329,246$ 2,340,501$ Less: Preferred stock (192,878) - Less: Goodwill and intangible assets (623,729) (535,039) Tangible common shareholders' equity (numerator) 2,512,639$ 1,805,462$ Shares outstanding, end of period (denominator) 182,379 161,958 Tangible book value per share 13.78$ 11.15$ Book value per share 17.20$ 14.45$ Tangible book value per share excluding AOCI Shareholders' equity $3,329,246 2,340,501$ Less: Preferred stock (192,878) - Less: Goodwill and intangible assets (623,729) (535,039) Tangible common shareholders' equity 2,512,639$ 1,805,462$ Less/Plus: Accumulated other comprehensive income ("AOCI") (271,669) 51,439 Tangible common shareholders' equity excluding AOCI 2,784,308$ 1,754,023$ Shares outstanding, end of period (denominator) 182,379 161,958 Tangible book value per share excluding AOCI 15.27$ 10.83$

Non-GAAP Reconciliation 33 (dollars in thousands) Jun 30 Mar 31 2025 2025 Common shareholders' equity (tangible) Shareholders' equity 3,329,246$ 3,274,321$ Less: Preferred stock (192,878) (192,878) Less: Goodwill and intangible assets (623,729) (629,189) Tangible common shareholders' equity 2,512,639$ 2,452,254$